Exhibit 10.25

SEPARATION AGREEMENT

This Separation Agreement (this “Agreement”) is made and entered into as of November 27, 2018 (the “Effective Date”), by and between J.Jill, Inc. and each of its subsidiaries and affiliates (collectively, the “Company”), and David Biese (“Executive” and, together with the Company, the “Parties”).

R E C I T A L S

WHEREAS, the Parties desire to enter into a written separation agreement to reflect the terms upon which, effective as of the Separation Date (as defined below), Executive shall cease to serve as Executive Vice President, Chief Financial and Operating Officer of the Company and shall otherwise terminate his employment with the Company; and

WHEREAS, Jill Acquisition LLC, Executive and, for limited purposes, JJill Topco Holdings, LP previously entered into that certain Amended and Restated Employment Agreement, dated as of May 22, 2015, and Amendment No. 1 dated February 26, 2018 (collectively, the “Employment Agreement”), and capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Employment Agreement.

NOW, THEREFORE, in consideration of the mutual promises, terms, covenants, and conditions set forth in this Agreement, and the performance of each, the Parties agree as follows:

AGREEMENTS

1.

Separation Date.  The Parties agree that Executive’s termination of employment as Executive Vice President, Chief Financial and Operating Officer of the Company shall be effective as of April 30, 2019 (the “Separation Date”) and that, as of such date, Executive shall be deemed to have resigned from all offices and directorships he then holds relating to any J.Jill Company.  If requested by the Company, Executive shall deliver written instruments of resignation evidencing such resignations.

2.

Separation Benefits.  The Company acknowledges and agrees that Executive’s separation shall be treated as a termination of employment by the Company without Cause and that Executive shall be entitled to the payments and benefits set forth in paragraphs 6(f) and 6(g) of the Employment Agreement, which payments and benefits shall be paid in accordance with the terms, and subject to the conditions, of the Employment Agreement and the terms and conditions applicable to any equity or equity-based awards with respect to common stock of Parent, including without limitation, Executive’s timely execution and non-revocation of the Release attached hereto as Exhibit A, such that the Release is effective and irrevocable no later than sixty (60) days following the Separation Date.

3.

Transition Period.  During the period beginning on the Effective Date through the Separation Date (the “Transition Period”), Executive shall continue to be employed by the Company, perform his duties and receive his compensation as described in the Employment Agreement.  In addition, during the Transition Period, Executive shall assist in the smooth transition of Executive’s duties to his successor and other transitional duties as reasonably requested by the Company.

4.

Further Cooperation.  Executive hereby agrees that during the period beginning on the Separation Date and ending on December 31, 2019, Executive shall make himself reasonably available as may be reasonably requested by the Chief Executive Officer or the Board of Directors of Parent (the “Board”) from time to time, to cooperate with matters that pertain to Executive’s past employment with the

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Company and its predecessors and the transition of his duties to the incoming Chief Financial and Operating Officer, including, without limitation, providing information or limited consultation as to such matters, participating in legal proceedings, investigations or audits on behalf of the Company, or otherwise making himself reasonably available to the Company for other related purposes.  The Company shall reimburse Executive for any reasonable travel and out-of-pocket expenses incurred by Executive in providing such cooperation and will provide Executive with a payment at the rate of $2,019 per day in respect of any whole or partial day on which he provides such cooperation.

5.	Miscellaneous.

(a)Confidentiality; Trade Secrets.  Notwithstanding anything to the contrary herein, nothing in this Agreement or the Employment Agreement will prohibit Executive from making reports of possible violations of federal law or regulation to any governmental agency or entity in accordance with the provisions of and rules promulgated under Section 21F of the ’34 Act or Section 806 of the Sarbanes-Oxley Act of 2002, or of any other whistleblower protection provisions of federal law or regulation, or require modification or prior approval by the Company or any other J.Jill Company of any such reporting. Notwithstanding anything to the contrary contained herein, pursuant to the Defend Trade Secrets Act of 2016, Executive shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a Trade Secret that: (i) is made (A) in confidence to a Federal, state, or local government official, either directly or indirectly, or to an attorney; and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Executive also understands that if he files a lawsuit for retaliation by the Company for reporting a suspected violation of law, Executive may disclose the Trade Secret to his attorney and use the Trade Secret information in the court proceeding, if Executive (i) files any document containing the Trade Secret under seal, and (ii) does not disclose the trade secret, except pursuant to court order.

(b)Employment and Equity Agreements.  Except as expressly modified herein, the terms of the Employment Agreement and any agreements regarding equity or equity-based awards shall continue in effect pursuant to the terms set forth therein, including, without limitation, Executive’s continued obligations to abide by the terms of the restrictive covenants contained in the Employment Agreement.

(c)Complete Agreement; Waiver; Amendment.  This Agreement shall be binding on the Parties as of the Effective Date.  Except as otherwise provided in this Agreement, as of the Effective Date, Executive has no oral representations, understandings, or agreements with any of the J.Jill Companies or any of its officers, directors, or representatives covering the same subject matter as this Agreement.  As of the Effective Date, this Agreement (including documents referred to herein) are the final, complete, and exclusive statement of expression of the agreement among the Parties with respect to the subject matter hereof, and cannot be varied, contradicted, or supplemented by evidence of any prior or contemporaneous oral or written agreements. This written Agreement may not be later modified except by a further writing signed by (i) a duly authorized officer of the Company (other than Executive) and (ii) Executive, and no term of this Agreement may be waived except by a writing signed by the party waiving the benefit of such term.

(d)Severability; Headings.  If any portion of this Agreement is held invalid or inoperative, the other portions of this Agreement shall be deemed valid and operative and, so far as is reasonable and possible, effect shall be given to the intent manifested by the portion held invalid or inoperative.  The paragraph and section headings are for reference purposes only and are not intended in any way to describe, interpret, define or limit the extent of the Agreement or of any part hereof.

(e)Signature in Counterparts.  This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

(f)Other.    Paragraphs 6(k), 13, 15, 18, 19 and 20 of the Employment Agreement are incorporated herein by reference and will apply mutatis mutandis as set forth therein to this Agreement.

IN WITNESS WHEREOF, each of the Parties has caused this Separation Agreement to be duly executed as of the date first written above.

           J.Jill, Inc.

/s/ Linda Heasley

By:Linda Heasley
Title:CEO

/s/ David Biese
DAVID BIESE

[Signature Page to Separation Agreement]

Exhibit A

RELEASE AND WAIVER OF CLAIMS

This Release and Waiver of Claims (“Release”) is entered into and delivered to the Board of Directors of J.Jill, Inc. (“Parent”), having an address at 4 Batterymarch Park Quincy, Massachusetts 02169, as of April 30, 2019, by David Biese (the “Executive”).  The Executive agrees as follows:

1. The employment relationship between the Executive and Parent and its subsidiaries and affiliates (collectively, the “Company”) terminated on April 30, 2019 (the “Termination Date”) pursuant to Section 6(c), as applicable, of the Amended and Restated Employment Agreement by and between Jill Acquisition LLC and the Executive, and for certain purposes, JJill Topco Holdings, LP, dated May 22, 2015, and Amendment No. 1 dated February 26, 2018 (collectively, the “Employment Agreement”).  Capitalized terms used but not defined in this Release shall have the meaning ascribed to them in the Employment Agreement.

2. In consideration of the payments, rights and benefits provided for in Section 6(g) of the Employment Agreement (“Separation Terms”) that are conditioned upon the effectiveness of this Release, the sufficiency of which the Executive hereby acknowledges, the Executive, on behalf of himself and his agents, representatives, attorneys, administrators, heirs, executors and assigns (collectively, the “Executive Releasing Parties”), hereby releases and forever discharges the Company Released Parties (as defined below), from all claims, charges, causes of action, obligations, expenses, damages of any kind (including attorneys’ fees and costs actually incurred) or demands, in law or in equity, whether known or unknown, that may have existed or which may now exist from the beginning of time to the date of this Release, arising from or relating to the Executive’s employment or termination from employment with the Company or otherwise, including a release of any rights or claims the Executive may have under Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967, as amended (“ADEA”); the Older Workers Benefit Protection Act; the Americans with Disabilities Act of 1990; the Rehabilitation Act of 1973; the Family and Medical Leave Act of 1993; Section 1981 of the Civil Rights Act of 1866; Section 1985(3) of the Civil Rights Act of 1871; the Employee Retirement Income Security Act of 1974 (excluding COBRA); the Fair Labor Standards Act; the Equal Pay Act; the Fair Credit Reporting Act; the federal Worker Adjustment and Retraining Notification Act (“WARN Act”); the Family & Medical Leave Act; the Sarbanes-Oxley Act of 2002; the federal False Claims Act;  the Massachusetts Fair Employment Practice Act; the Massachusetts Wage Act; the Massachusetts Equal Pay Law; the Massachusetts Age Discrimination Law; the Massachusetts Right-To-Know Law; the Massachusetts Family Leave Law; the Massachusetts Juror Protection Law; the Massachusetts School Leave Law; the Massachusetts Polygraph Law; the Massachusetts WARN Act; the New Hampshire Equal Pay Act; the New Hampshire Whistleblower Protection Act; the New Hampshire Law Against Discrimination; the New Hampshire Worker's Right to Know Act; the New Hampshire Juror Protection Law; the New Hampshire Military Discrimination Law; the New Hampshire Indoor Smoking Act; the New Hampshire WARN Act;  any other federal, state or local laws against discrimination; or any other federal, state, or local statute, regulation or common law relating to employment, wages, hours, or any other terms and conditions of employment. This includes a release by the Executive of any and all claims or rights arising under contract (whether written or oral, express or implied), covenant, public policy, tort or otherwise. For purposes hereof, “Company Released Parties” shall mean each J.Jill Company and any of their respective past or present employees, agents, insurers, attorneys, administrators, officials, directors, shareholders, divisions, parents, members, subsidiaries, affiliates, predecessors, successors, employee benefit plans, and the sponsors, fiduciaries, or administrators of any J.Jill Company employee benefit plans (but with respect to any agent, insurer, attorney, administrator or any individual only in its or his or her official capacity with the J.Jill Companies and not in any individual capacity unrelated to the business of the J.Jill Companies).

3. The Executive acknowledges that the Executive is waiving and releasing rights that the Executive may have under the ADEA and other federal, state and local statutes contract and the common law and that this Release is knowing and voluntary. The Executive acknowledges that the consideration given for this Release is in addition to anything of value to which the Executive is already entitled. The Executive further acknowledges that the Executive has been advised by this writing that: (i) the Executive should consult with an attorney prior to executing this Release; (ii) the Executive has twenty-one (21) days within which to consider this Release and such additional time provided in the Employment Agreement, although the Executive may, at the Executive’s discretion, sign and return this Release at an earlier time, in which case the Executive waives all rights to the balance of this twenty-one (21) day review period; and (iii) for a period of 7 days following the execution of this Release in duplicate originals, the Executive may revoke this Release in a writing delivered to the General Counsel of Parent, and this Release shall not become effective or enforceable until the revocation period has expired.

4. The Executive and the Company agree that this Release does not apply to: (i) any rights or claims that may arise after the date of execution by the Executive of this Release; (ii) any claims for workers’ compensation benefits (but it does apply to, waive and affect claims of discrimination and/or retaliation on the basis of having made a workers’ compensation claim); or (iii) claims for unemployment benefits or any other claims or rights that by law cannot be waived in a private agreement between an employer and employee.

5.

This Release does not release the Company Released Parties from (i) any obligations due to the Executive under the Separation Terms, (ii) any rights Executive has to indemnification by the Company and to directors and officers liability insurance coverage, (iii) any vested rights the Executive has under any J.Jill Company employee benefit plans as a result of the Executive’s service with the Company, in accordance with the terms of such plans, or (iv) any fully vested rights of the Executive as an equityholder of Parent.

6. This Agreement is not intended to, and shall not, in any way prohibit, limit or otherwise interfere with the Executive’s protected rights under federal, state or local employment discrimination laws (including, without limitation, the ADEA and Title VII) to communicate or file a charge with, or participate in an investigation or proceeding conducted by, the Equal Employment Opportunity Commission (“EEOC”) or similar federal, state or local government body or agency charged with enforcing employment discrimination laws. Therefore, nothing in this Agreement shall prohibit, interfere with or limit the Executive from filing a charge with, communicating with or participating in any manner in an investigation, hearing or proceeding conducted by, the EEOC or similar federal, state or local agency.  However, the Executive shall not be entitled to any relief or recovery (whether monetary or otherwise), and the Executive hereby waives any and all rights to relief or recovery, under, or by virtue of, any such filing of a charge with, or investigation, hearing or proceeding conducted by, the EEOC or any other similar federal, state or local government agency relating to any claim that has been released in this Agreement.

7.	The Executive represents and warrants that he has not filed any action, complaint, charge, grievance, arbitration or similar proceeding against the Company Released Parties.

6. This Release is not an admission by the Company Released Parties or the Executive Releasing Parties of any wrongdoing, liability or violation of law.

7. The Executive waives any right to reinstatement or future employment with any J.Jill Company following the Executive’s separation from the Company on the Termination Date.

8. The Executive shall continue to be bound by the restrictive covenants contained in Sections 7-11 of the Employment Agreement.

9. This Release shall be governed by and construed in accordance with the laws of the State of Delaware without reference to the principles of conflict of laws.

10. Each of the sections contained in this Release shall be enforceable independently of every other section in this Release, and the invalidity or unenforceability of any section shall not invalidate or render unenforceable any other section contained in this Release.

11. The Executive acknowledges that the Executive has carefully read and understands this Release, that the Executive has the right to consult an attorney with respect to its provisions and that this Release has been entered into knowingly and voluntarily. The Executive acknowledges that no representation, statement, promise, inducement, threat or suggestion has been made by any of the Company Released Parties to influence the Executive to sign this Release except such statements as are expressly set forth herein or in the Employment Agreement or the Separation Agreement, dated as of November 27, 2018, by and between the Company and the Executive.

The Executive has executed this Release as of the day and year first written above.

EXECUTIVE

David Biese